Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Non-Invasive Monitoring Systems, Inc.

Miami, Florida

We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-297229) of our report dated March 27, 2026 relating to the consolidated balance sheet of Non-Invasive Monitoring Systems, Inc. (the “Company”) as of December 31, 2025 and its consolidated statements of operations, changes in shareholders’ deficit, and cashflows for the five months ended December 31, 2025 (which includes an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern), and our report dated January 30, 2026 relating to the consolidated financial statements of the Company as of July 31, 2025 and 2024, and for the fiscal years then ended (which includes an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern). We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A.

Los Angeles, California

July 24, 2026